AMENDMENT TO
                          INVESTMENT ADVISORY AGREEMENT

         WHEREAS, Oppenheimer Capital Appreciation Fund, formerly named Oppenheimer Target Fund (hereinafter referred to as the "Fund"), and OppenheimerFunds, Inc ., formerly named Oppenheimer Management Corporation (hereinafter referred to as "OFI"), have agreed, per a resolution dated December 14, 1995 of the Fund's Board of Trustees, to reduce the Fund's management fee on assets in excess of $1.5 billion;

         NOW, THEREFORE, the Fund and OFI agree as follows:

         PARAGRAPH 5. of the Investment Advisory Agreement dated June 20, 1991 between the Fund and OFI is deleted and replaced with the following:

5.       Compensation of OFI.

         The Fund agrees to pay OFI and OFI agrees to accept as full compensation for the performance of all functions and duties on its part to be performed pursuant to the provisions hereof, a management fee computed on the aggregate net assets of the Fund as of the close of each business day and payable monthly at the following annual rates:

         .75% of the first $200 million of aggregate net assets; .72% of the next $200 million of aggregate net assets; .69% of the next $200 million of aggregate net assets; .66% of the next $200 million of aggregate net assets; .60% of the next $700 million of aggregate net assets; and .58% of aggregate net assets in excess of $1.5 billion.

ALL OTHER PROVISIONS of the Investment Advisory Agreement dated June 20, 1991 between the Fund and OFI shall remain in full force and effect.

Date: December 18, 1996
                         Oppenheimer Capital Appreciation Fund


                         By: /s/ Andrew J. Donohue
                            ----------------------------------
                            Andrew J. Donohue, Secretary

                                            OppenheimerFunds, Inc.


                         By: /s/ Katherine P. Feld
                            ----------------------------------
                            Katherine P. Feld, Vice President
advisory\320.ame